Exhibit 99.1

Civista Bancshares, Inc. Announces Third Quarter 2016 Earnings

Sandusky, Ohio, October 21, 2016 /PRNewswire/– Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) reported net income attributable to common shareholders of $3.3 million, or $0.34 per diluted share, for the third quarter of 2016, compared with $2.9 million, or $0.30 per diluted share, for the prior year period. For the nine-month period ended September 30, 2016, Civista reported net income available to common shareholders of $12.4 million or $1.24 per diluted share, compared to $8.4 million, or $0.87 per diluted share, in the same period of 2015. Civista’s 2016 year-to-date performance includes the second quarter receipt of a payoff on a non-performing loan which resulted in a negative provision of $1.3 million and additional interest income of $918 thousand. These two items approximated $1.5 million after tax, or approximately $0.13 per diluted share. Without this transaction, the diluted earnings per share would have been $1.11 for the nine months ended September 30, 2016.

“September 30, 2016 marked the end to another great quarter for Civista. Diluted earnings per share for the quarter are 13% higher than last year and are in line with the linked quarter when removing one-time items. Our annualized loan growth for the year is 6% and our loan pipeline continues to be strong. Noninterest income has been increasing and we have been successful in keeping noninterest expenses in line.” said James O. Miller, Chairman, President and CEO of Civista.

Results of Operations:

Net interest income for the third quarter of 2016 increased $124 thousand, or 1.0% compared to the same period of 2015 and for the nine months ended September 30 increased $2.5 million, or 7.0%, when compared to the same period of 2015. For the three and nine-month periods ended September 30, an increase in average loans outstanding primarily contributed to the increase in interest income compared to 2015. Tax equivalent net interest margin was 4.06% for the third quarter, compared to 4.13% for the same period a year ago and 3.89% for the nine months ended September 30, 2016, compared to 3.91% for the same period a year ago. Year-to-date net interest margin was reduced in both periods due to the impact of additional interest-earning cash on deposit related to the tax refund processing program. Year-to-date average cash related to the tax refund processing program 2016 and 2015 was $93 million and $49 million, respectively. The reduction to net interest margin due to the additional cash from the tax refund processing program was 26 basis points in 2016 and 15 basis points in 2015.

Summary Average Balance Sheet

(Tax-equivalent basis / dollars in thousands)

	Nine months ended September 30,
	2016			2015
	Average balance	Interest	Yield / rate	Average balance	Interest	Yield / rate
Assets
Loans	$1,019,793	$35,311	4.63%	$976,290	$33,271	4.56%
Securities	214,180	4,473	3.58%	211,090	4,356	3.49%
Interest-bearing deposits	103,336	376	0.49%	56,499	98	0.23%

Total interest earning assets	$1,337,309	$40,160	4.14%	$1,243,879	$37,725	4.18%

Liabilities
Int-bearing demand and savings	$564,743	$345	0.08%	$544,569	$315	0.08%
Time deposits	206,620	1,135	0.73%	226,109	1,273	0.75%
FHLB advances and other borrowings	81,530	979	1.60%	89,624	906	1.35%

Total interest-bearing liabilities	$852,893	$2,459	0.39%	$860,302	$2,494	0.39%

Noninterest-bearing deposits	$460,051			$353,002

Net interest income and interest rate spread		$37,701	3.75%		$35,231	3.79%
Net interest margin			3.89%			3.91%

Summary Average Balance Sheet

(Tax-equivalent basis / dollars in thousands)

	Three months ended September 30,
	2016			2015
	Average balance	Interest	Yield / rate	Average balance	Interest	Yield / rate
Assets
Loans	$1,042,721	$11,824	4.51%	$1,009,372	$11,755	4.62%
Securities	215,470	1,536	3.64%	210,209	1,463	3.49%
Interest-bearing deposits	12,878	10	0.31%	10,668	5	0.19%

Total interest earning assets	$1,271,069	$13,370	4.32%	$1,230,249	$13,223	4.39%

Liabilities
Int-bearing demand and savings	$574,322	$118	0.08%	$552,899	$108	0.08%
Time deposits	207,947	388	0.74%	220,726	405	0.73%
FHLB advances and other borrowings	84,389	338	1.60%	111,800	308	1.09%

Total interest-bearing liabilities	$866,658	$844	0.39%	$885,425	$821	0.37%

Noninterest-bearing deposits	$347,912			$300,305

Net interest income and interest rate spread		$12,526	3.93%		$12,402	4.02%
Net interest margin			4.06%			4.13%

No provision for loan losses was made for the third quarter of 2016. For the nine months ended September 30, 2016, the provision was a negative $1.3 million due to ongoing improvement in the loan portfolio and recognition of a $1.3 million recovery due to the resolution of a nonperforming loan relationship that paid off. The provision for the three and nine-month periods ended September 30, 2015 was $400 thousand and $1.2 million, respectively.

During the quarter, noninterest income totaled $3.7 million, an increase of $577 thousand, or 18.8%, compared to the prior year’s third quarter. Year-to-date noninterest income totaled $13.0 million, an increase of $1.9 million, or 16.7%, compared to the prior year’s first nine months.

Noninterest income

(dollars in thousands)	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Service charges	$1,194	$1,262	$3,714	$3,487
Net gain on sale of securities	18	(5)	20	(5)
Net gain on sale of loans	541	269	1,341	888
ATM fees	541	520	1,584	1,484
Wealth management fees	688	659	1,989	2,159
Tax refund processing fees	—	—	2,750	2,000
Other	671	371	1,591	1,119

Total noninterest income	$3,653	$3,076	$12,989	$11,132

Service charge income decreased $68 thousand in the three-month period ended September 30, 2016 compared to 2015, due to reduced overdraft charges. For the nine-month period, service charges increased $227 thousand, primarily due to a new large customer relationship. Gain on sale of loans increased $272 thousand and $453 thousand for the three and nine-month periods ended September 30, respectively. The increase in gain on sale of loans for both periods was due to additional volume of loans sold as well as an increase in the premium on loans sold. Wealth management fees increased $29 thousand for the three-month period, but decreased $170 thousand for the nine-month period. Assets under management have increased $27 million during the year from $397 million at December 31, 2015 to $424 million at September 30, 2016. Average assets under management were $408 million and $429 million for the nine months ended September 31, 2016 and 2015, respectively. Tax refund processing fees increased $750 thousand in the nine-month period due to a higher contract fee to compensate for an increase in the volume of refunds processed.

During the quarter, noninterest expense totaled $11.2 million, an increase of $529 thousand, or 5.0%, compared to the prior year’s third quarter. Year-to-date noninterest expense increased $950 thousand, or 3.0%, when compared to the nine months of 2015.

Noninterest expense

(dollars in thousands)	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Salaries, Wages and benefits	$6,375	$6,025	$19,053	$17,732
Net occupancy and equipment	1,202	898	3,167	2,863
Contracted data processing	397	399	1,147	1,392
Taxes and assessments	417	397	1,306	1,315
Professional services	431	597	1,450	1,716
Amortization of intangible assets	172	189	527	522
Marketing	249	298	810	842
Other	1,952	1,863	5,693	5,821

Total noninterest expense	$11,195	$10,666	$33,153	$32,203

Salaries, wages and benefits expense increased $350 thousand for the third quarter and $1.3 million for the nine-month period ending September 30, 2016. The increases in salaries, wages and benefits expense for both periods were primarily due normal merit increases, increased insurance expense and increased incentive expense. Net occupancy and equipment increased $304 thousand for both the three and nine-month periods ended September 30 2016 due primarily to repair and maintenance and rent expense. Contracted data processing decreased $245 thousand for the nine-month period ended September 30, 2016. Professional services decreased $166 thousand and $266 thousand for the three and nine-month periods ended September 30, 2016. The year-to-date decreases to data processing and professional services were primarily due to expenses related to the acquisition of TCNB Financial Corporation in 2015. Overall acquisition related expenses included in the nine months ended September 30, 2015 approximate $390 thousand.

The year-to-date efficiency ratio was 63.1% during 2016 compared to 66.9% for 2015. The improvement in the efficiency ratio is due to the increase in net interest income, including the $918 thousand recovered interest income, as well as the increase in noninterest income, partially offset by a modest increase in noninterest expense.

Balance Sheet

Total assets increased $57.2 million, or 4.4%, from December 31, 2015 to September 30, 2016, due primarily to loan growth.

Total loans increased $45.4 million or 4.5% from December 31, 2015 to September 30, 2016. The increase in total loans is primarily due to increased Commercial Real Estate – Non-owner Occupied and Residential Real Estate.

End of period loan balances

(dollars in thousands)

	September 30, 2016	December 31, 2015
Commercial and Agriculture	$129,700	$124,402
Commercial Real Estate—Owner Occupied	167,564	167,897
Commercial Real Estate—Non-owner Occupied	385,863	348,439
Residential Real Estate	247,174	236,338
Real Estate Construction	56,919	58,898
Farm Real Estate	41,862	46,993
Consumer and Other	17,885	18,560

Total Loans	$1,046,967	$1,001,527

Mr. Miller continued, “Our annualized growth in the loan portfolio is 6% for the first nine-months of 2016. In addition, mortgage loans sold increased 32% for the first nine-months of 2016.”

Total deposits increased $82.1 million, or 7.8%, from December 31, 2015 to September 30, 2016, due primarily to increases in public fund deposits, business deposits and brokered deposits. Cash balances remaining related to the tax refund processing program also contributed to the increase.

End of period deposit balances

(dollars in thousands)

	September 30, 2016	December 31, 2015
Noninterest-bearing demand	$341,653	$300,615
Interest-bearing demand	192,866	176,303
Savings and money market	380,840	364,067
Time deposits	218,794	211,048

Total Deposits	$1,134,153	$1,052,033

Federal Home Loan Bank advances decreased $36.2 million or 50.8% from December 31, 2015 to September 30, 2016, primarily due to the increase in deposits.

Total shareholder’s equity increased $13.1 million, or 10.5%, from December 31, 2015 to September 30, 2016 primarily due to increased retained earnings of $11.2 million and a $1.7 million increase in other comprehensive income, primarily related to unrealized gains in the investment portfolio.

Asset Quality

Nonperforming assets at September 30, 2016 were $13.1 million, a $205 thousand decrease from December 31, 2015. The Company recorded net charge-offs of $1.1 million for the third quarter of 2016 compared to net charge-offs of $347 thousand for the same period of 2015. The increase in net charge-offs is due to two loan relationships that were not previously considered problem loans. Year-to-date, net recoveries were $390 thousand for 2016 compared to net charge-offs of $708 thousand for the same period of 2015.

Non-performing Assets

(dollars in thousands)	September 30,	December 31,
	2016	2015
Non-accrual loans	$8,724	$9,890
Restructured loans	4,309	3,294

Total non-performing loans	13,033	13,184
Other Real Estate Owned	62	116

Total non-performing assets	$13,095	$13,300

Civista Bancshares, Inc. is a $1.4 billion financial holding company headquartered in Sandusky, Ohio. The Company’s banking subsidiary, Civista Bank, operates 28 locations in North Central, West Central and Southwestern Ohio.

Civista Bancshares, Inc. may be accessed at www.civb.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. The Company’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “CIVBP”.

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Civista’ reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

For additional information, contact:

James O. Miller

Chairman, President and CEO

Civista Bancshares, Inc.

888-645-4121

Civista Bancshares, Inc.

Financial Highlights

(dollars in thousands, except share amounts)

Consolidated Condensed Statement of Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	(unaudited)		(unaudited)
	2016	2015	2016	2015
Interest income	13,370	13,223	40,160	37,725
Interest expense	844	821	2,459	2,494

Net interest income	12,526	12,402	37,701	35,231
Provision for loan losses	—	400	(1,300)	1,200

Net interest income after provision	12,526	12,002	39,001	34,031
Noninterest income	3,653	3,076	12,989	11,132
Noninterest expense	11,195	10,666	33,153	32,203

Income before taxes	4,984	4,412	18,837	12,960
Income tax expense	1,304	1,159	5,251	3,414

Net income	3,680	3,253	13,586	9,546
Preferred stock dividends	374	391	1,156	1,186

Net income available to common shareholders	3,306	2,862	12,430	8,360

Dividends per common share	$0.06	$0.05	$0.16	$0.15

Earnings per common share, basic	$0.41	$0.36	$1.57	$1.07
diluted	$0.34	$0.30	$1.24	$0.87

Average shares outstanding, basic	8,042,422	7,843,578	7,922,210	7,815,222
diluted	10,965,031	10,921,823	10,946,922	10,917,159

Selected financial ratios:
Return on average assets	1.07%	0.98%	1.24%	0.95%
Return on average equity	10.71%	10.66%	13.75%	10.72%
Dividend payout ratio	13.11%	12.06%	9.33%	12.28%
Net interest margin (tax equivalent)	4.06%	4.13%	3.89%	3.91%

Selected Balance Sheet Items

	September 30, 2016	December 31, 2015
	(unaudited)	(unaudited)
Cash and due from financial institutions	$33,229	$35,561
Investment securities	200,967	196,249
Loans held for sale	2,827	2,698
Loans	1,046,967	1,001,527
Less allowance for loan losses	13,451	14,361

Net loans	1,033,516	987,166
Other securities	13,926	13,452
Fixed assets	17,340	16,944
Goodwill and other intangibles	29,038	29,504
Bank owned life insurance	24,404	20,104
Other assets	17,033	13,363

Total assets	$1,372,280	$1,315,041

Total deposits	$1,134,153	$1,052,033
Federal Home Loan Bank advances	35,000	71,200
Securities sold under agreements to repurchase	21,713	25,040
Subordinated debentures	29,427	29,427
Accrued expenses and other liabilities	13,678	12,168
Total shareholders’ equity	138,309	125,173

Total liabilities and shareholders’ equity	$1,372,280	$1,315,041

Shares outstanding at period end	8,231,851	7,843,578

Book value per share	$14.40	$13.12
Tangible book value per share	10.87	9.36
Equity to asset ratio	10.08%	9.52%

Selected asset quality ratios:
Allowance for loan losses to total loans	1.28%	1.43%
Non-performing assets to total assets	0.95%	1.01%
Allowance for loan losses to non-performing loans	103.21%	108.93%

Non-performing asset analysis
Nonaccrual loans	$8,724	$9,890
Troubled debt restructurings	4,309	3,294
Other real estate owned	62	116

Total	$13,095	$13,300

Average Balance Analysis

(Unaudited—Dollars in thousands except share data)

	Nine Months Ended September 30,
	2016			2015
Assets:	Average balance	Interest	Yield/ rate *	Average balance	Interest	Yield/ rate *
Interest-earning assets:
Loans	$1,019,793	$35,311	4.63%	$976,290	$33,271	4.56%
Taxable securities	138,374	2,494	2.45%	140,311	2,439	2.36%
Non-taxable securities	75,806	1,979	5.64%	70,779	1,917	5.73%
Interest-bearing deposits in other banks	103,336	376	0.49%	56,499	98	0.23%

Total interest-earning assets	$1,337,309	40,160	4.14%	$1,243,879	37,725	4.18%

Noninterest-earning assets:
Cash and due from financial institutions	58,864			38,735
Premises and equipment, net	16,860			15,807
Accrued interest receivable	4,262			4,261
Intangible assets	29,289			28,214
Other assets	9,986			10,282
Bank owned life insurance	23,111			19,795
Less allowance for loan losses	(14,516)			(14,676)

Total Assets	$1,465,165			$1,346,297

Liabilities and Shareholders Equity:
Interest-bearing liabilities:
Demand and savings	$564,743	$345	0.08%	$544,569	$315	0.08%
Time	206,620	1,135	0.73%	226,109	1,273	0.75%
FHLB	30,933	312	1.35%	40,922	326	1.07%
Federal funds purchased	155	1	0.86%	92	—	0.00%
Subordinated debentures	29,427	650	2.95%	29,427	565	2.57%
Repurchase Agreements	21,015	16	0.10%	19,183	15	0.10%

Total interest-bearing liabilities	$852,893	2,459	0.39%	$860,302	2,494	0.39%

Noninterest-bearing deposits	460,051			353,002
Other liabilities	20,211			13,881
Shareholders’ Equity	132,010			119,112

Total Liabilities and Shareholders’ Equity	$1,465,165			$1,346,297

Net interest income and interest rate spread		$37,701	3.75%		$35,231	3.79%

Net interest margin			3.89%			3.91%

* - All yields and costs are presented on an annualized basis

Average Balance Analysis

(Unaudited—Dollars in thousands except share data)

	Three Months Ended September 30,
	2016			2015
Assets:	Average balance	Interest	Yield/ rate *	Average balance	Interest	Yield/ rate *
Interest-earning assets:
Loans	$1,042,721	$11,824	4.51%	$1,009,372	$11,755	4.62%
Taxable securities	138,092	872	2.56%	138,129	810	2.36%
Non-taxable securities	77,378	664	5.56%	72,080	653	5.65%
Interest-bearing deposits in other banks	12,878	10	0.31%	10,668	5	0.19%

Total interest-earning assets	$1,271,069	13,370	4.32%	$1,230,249	13,223	4.39%

Noninterest-earning assets:
Cash and due from financial institutions	24,591			23,793
Premises and equipment, net	16,975			16,338
Accrued interest receivable	4,134			4,330
Intangible assets	29,136			29,589
Other assets	10,196			10,574
Bank owned life insurance	24,308			19,910
Less allowance for loan losses	(14,424)			(14,983)

Total Assets	$1,365,985			$1,319,800

Liabilities and Shareholders Equity:
Interest-bearing liabilities:
Demand and savings	$574,322	$118	0.08%	$552,899	$108	0.08%
Time	207,947	388	0.74%	220,726	405	0.73%
FHLB	35,673	111	1.24%	62,057	111	0.71%
Federal funds purchased	462	1	0.86%	272	—	0.00%
Subordinated debentures	29,427	221	2.99%	29,427	192	2.59%
Repurchase Agreements	18,827	5	0.11%	20,044	5	0.10%

Total interest-bearing liabilities	$866,658	844	0.39%	$885,425	821	0.37%

Noninterest-bearing deposits	347,912			300,305
Other liabilities	14,678			13,013
Shareholders’ Equity	136,737			121,057

Total Liabilities and Shareholders’ Equity	$1,365,985			$1,319,800

Net interest income and interest rate spread		$12,526	3.93%		$12,402	4.02%

Net interest margin			4.06%			4.13%

*	- All yields and costs are presented on an annualized basis

Supplemental Financial Information

(Unaudited—Dollars in thousands except share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
End of Period Balances	2016	2016	2016	2015	2015

Assets
Cash and due from banks	$33,229	$41,772	$214,407	$35,561	$33,619
Securities available for sale	200,967	200,643	201,786	196,249	198,655
Loans held for sale	2,827	5,167	2,193	2,698	1,223
Loans	1,046,967	1,028,922	1,005,803	1,001,527	1,000,275
Allowance for loan losses	(13,451)	(14,547)	(14,433)	(14,361)	(14,760)

Net Loans	1,033,516	1,014,375	991,370	987,166	985,515
Other securities	13,926	13,734	13,550	13,452	13,324
Fixed assets	17,340	16,711	16,773	16,944	16,200
Goodwill and other intangibles	29,038	29,186	29,337	29,504	29,683
Bank owned life insurance	24,404	24,255	23,218	20,104	19,987
Other assets	17,033	14,068	14,262	13,363	15,125

Total Assets	$1,372,280	$1,359,911	$1,506,896	$1,315,041	$1,313,331

Liabilities
Total Deposits	$1,134,153	$1,115,007	$1,279,780	$1,052,033	$1,055,959
Federal Home Loan Bank advances	35,000	47,300	17,500	71,200	72,200
Securities sold under agreement to repurchase	21,713	17,725	24,272	25,040	20,887
Subordinated debentures	29,427	29,427	29,427	29,427	29,427
Accrued expenses and other liabilities	13,678	14,249	25,377	12,168	11,521

Total liabilities	1,233,971	1,223,708	1,376,356	1,189,868	1,189,994

Shareholders’ equity
Preferred shares, Series B	19,776	22,124	22,273	22,273	22,273
Common Stock	118,126	115,750	115,442	115,330	115,267
Accumulated earnings	16,471	13,640	9,242	5,300	2,884
Treasury stock	(17,235)	(17,235)	(17,235)	(17,235)	(17,235)
Accumulated other comprehensive income (loss)	1,171	1,924	818	(495)	148

Total shareholders’ equity	138,309	136,203	130,540	125,173	123,337

Total liabilities and shareholders’ equity	$1,372,280	$1,359,911	$1,506,896	$1,315,041	$1,313,331

Quarterly Average Balances
Assets:
Earning assets	$1,271,069	$1,301,101	$1,440,453	$1,218,797	$1,230,249
Securities	215,470	215,059	211,995	212,463	210,209
Loans	1,042,721	1,015,687	1,000,720	996,861	1,009,372
Liabilities and shareholders’ equity
Total deposits	$1,130,181	$1,191,298	$1,373,875	$1,059,271	$1,073,930
Interest-bearing deposits	782,269	765,908	765,790	756,422	773,625
Interest-bearing liabilities	84,389	68,445	91,724	111,481	111,797
Total shareholders’ equity	136,737	132,267	126,976	124,025	121,057

Supplemental Financial Information

(Unaudited—Dollars in thousands except share data)

	Three Months Ended
Income statement	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Total interest income	$13,370	$13,739	$13,053	$12,976	$13,223
Total interest expense	844	799	818	815	821

Net interest income	12,526	12,940	12,235	12,161	12,402
Provision for loan losses	—	(1,300)	—	—	400
Noninterest income	3,653	4,075	5,260	3,146	3,076
Noninterest expense	11,195	11,050	10,907	10,741	10,666

Income before taxes	4,984	7,265	6,588	4,566	4,412
Income tax expense	1,304	2,084	1,863	1,367	1,159

Net income	3,680	5,181	4,725	3,199	3,253
Preferred stock dividends	374	391	391	391	391

Net income available to common shareholders	$3,306	$4,790	$4,334	$2,808	$2,862

Common stock dividend paid	$474	$392	$392	$392	$392

Per share data
Basic net income per common share	$0.41	$0.61	$0.55	$0.36	$0.36
Diluted net income per common share	0.34	0.47	0.43	0.29	0.30
Dividends per common share	0.06	0.05	0.05	0.05	0.05
Average common shares outstanding—basic	8,042,422	7,877,119	7,845,768	7,843,578	7,843,578
Average common shares outstanding—diluted	10,965,031	10,951,521	10,924,013	10,921,823	10,921,823

Asset quality
Allowance for loan losses, beginning of period	$14,547	$14,433	$14,361	$14,760	$14,707
Charge-offs	(1,183)	(230)	(126)	(525)	(634)
Recoveries	87	1,644	198	126	287
Provision	—	(1,300)	—	—	400

Allowance for loan losses, end of period	$13,451	$14,547	$14,433	$14,361	$14,760

Ratios
Allowance to total loans	1.28%	1.41%	1.43%	1.43%	1.48%
Allowance to nonperforming assets	102.71%	105.20%	93.12%	107.98%	102.90%
Allowance to nonperforming loans	103.21%	106.02%	93.46%	108.93%	106.57%

Nonperforming assets
Nonperforming loans	$13,033	$13,721	$15,443	$13,184	$13,851
Other real estate owned	62	107	56	116	494

Total nonperforming assets	$13,095	$13,828	$15,499	$13,300	$14,345

Capital and liquidity
Tier 1 leverage ratio	10.38%	9.85%	8.24%	9.96%	9.68%
Tier 1 risk-based capital ratio	12.84%	12.76%	12.52%	12.70%	12.47%
Total risk-based capital ratio	14.08%	14.01%	13.77%	13.96%	13.72%
Tangible common equity ratio	6.66%	6.38%	5.34%	5.71%	5.56%